Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our report dated December 22, 2004, relating to the financial statements and financial highlights which appear in the October 31, 2004 Annual Report to Shareholders of Enterprise Capital Appreciation Fund, Enterprise Deep Value Fund, Enterprise Equity Fund, Enterprise Equity Income Fund, Enterprise Global Financial Services Fund, Enterprise Global Socially Responsive Fund, Enterprise Government Securities Fund, Enterprise Growth and Income Fund, Enterprise Growth Fund, Enterprise High-Yield Bond Fund, Enterprise International Growth Fund, Enterprise Mergers and Acquisitions Fund, Enterprise Money Market Fund, Enterprise Multi-Cap Growth Fund, Enterprise Short Duration Bond Fund, Enterprise Small Company Growth Fund, Enterprise Small Company Value Fund and Enterprise Tax-Exempt Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated February 19, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of The Enterprise Group of Funds, Inc., which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading “Other Information - Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

December 30, 2004